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Exhibit 99(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the references to our firm in the Post-Effective Amendment No. 70 to the Registration Statement on Form N-1A of Stonebridge Funds Trust and to the use of our report dated November 28, 2005 on the financial statements and financial highlights of Stonebridge Growth Fund and Stonebridge Small-Cap Growth Fund, each a series of shares of Stonebridge Funds Trust. Such financial statements and financial highlights appear in the 2005 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

                  /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
February 27, 2006

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  Exhibit 99(j)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM